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CUSIP NO. 537004 10 3               SCHEDULE 13D                     Page 8 of 9
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                                                                    EXHIBIT 99.A


                           *****INITIAL EACH PAGE*****

                                                                    June 8, 1999

BlueStone Capital Partners, L.P.
575 Fifth Avenue
New York, New York  10017

     Re: Litronic Inc.

Dear Sir or Madam:

     In order to induce BlueStone Capital Partners, L.P. ("BlueStone") to enter into an underwriting agreement with Litronic Inc. (the "Company"), which will acquire all of the capital stock of Litronic Industries, Inc. prior to the closing of the Proposed Offering (as defined below) and all of the capital stock of Pulsar Data Systems, Inc. simultaneously with the closing of the Proposed Offering (together, the "Acquisitions"), in connection with the proposed initial public offering (the "Proposed Offering") of shares of common stock of the Company (the "Common Stock") as will be described in a registration statement filed with the Securities and Exchange Commission (the "SEC") (such registration statement, including as it may be amended, referred to herein as the "Registration Statement"), and as consideration for BlueStone participating in the Proposed Offering, the undersigned hereby agrees that:

     (1) Until twenty-four (24) months after the date the Registration Statement is declared effective (the "Effective Date") by the SEC (such twenty-four month period referred to herein as the "Lock-Up Period"), the undersigned securityholder will not, directly or indirectly, through an "affiliate", "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Act")), a family member or otherwise (other than by bona fide gift, will or the laws of descent or distribution to the securityholder's spouse, children or grandchildren, or partnership, the general partner of which is the securityholder (or a corporation, a majority of whose outstanding stock is owned of record or beneficially by the securityholder or any of the foregoing) or partners of the securityholder in connection with the securityholder partnership's distribution of its Common Shares to its partners; provided in each case that the transferee first executes and delivers to BlueStone an undertaking to be bound by the provisions of this agreement):

     (i) offer, pledge hypothecate, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of, or transfer any shares of the Company's common stock or any securities of the Company (except for securities acquired in the open market), including but not limited to, any securities convertible into or exchangeable or exercisable for common stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, pursuant to Rule 144 promulgated under the Act, or otherwise, or file any registration statement under the Act with respect to any of the foregoing; and

     (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly the economic consequence of ownership of the common stock or other securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise;
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CUSIP NO. 537004 10 3               SCHEDULE 13D                     Page 9 of 9
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         provided that (a) after the first six months of the Lock-Up Period,
BlueStone may, in its discretion, waive the foregoing restriction with respect to any transaction referred to in clause (i) or (ii) above by providing its written consent prior to such transaction being entered into by the undersigned and (b) during the period commencing on the first day following the 12-month anniversary of the Effective Date, through and including the end of the Lock-Up Period, the undersigned may sell, transfer, pledge, hypothecate or otherwise dispose of an aggregate number of shares of Common Stock during any 90-day period as shall not exceed 38.9% (the undersigned's proportionate percentage of the shares of the Common Stock following the Acquisitions without giving effect to the shares of Common Stock issued to the public in the Proposed Offering) of the greater of (I) 1% of the then outstanding shares of Common Stock on the date of such disposition, and (II) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the disposition.

     (2) During the Lock-Up Period, the undersigned will not exercise any registration rights relating to any securities of the Company.

     (3) The undersigned agrees that an appropriate legend will be placed on any securities of the Company held by the undersigned to the effect that the securities may not be sold or otherwise disposed of during the Lock-Up Period, except in accordance with this Agreement.

     (4) For a period of three (3) years following the Effective Date, the undersigned securityholder will vote all of the voting securities of the Company owned by the undersigned securityholder in favor of the election of up to two designees, if any, of BlueStone (which designees may change from time to time) to the Company's Board of Directors.

                                     Very truly yours,

                                     SECURITYHOLDER:

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                                     By:
                                         ---------------------------------------

                                     Address:


                                     Date: June 8, 1999